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                SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.



                             FORM 8-K

                          CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported)
                          August 9, 1995



                    ENSERCH EXPLORATION, INC.
      (Exact name of Registrant as specified in its charter)



     Texas                   1-11413             75-2556975
(State or other            (Commission        (I.R.S. Employer
jurisdiction of            File Number)      Identification No.)
incorporation)




4849 Greenville Ave., Suite 1200, Dallas, Texas        75206-4186
(Address of principal executive offices)               (Zip Code)




Registrant's telephone number, including Area Code:  214-369-7893

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Item 5.  Other Events

     On August 9, 1995, the transaction by which a Mobil Corporation (Mobil) affiliate exercised its option to acquire a 40% working interest in the Garden Banks project of Enserch Exploration, Inc. (EEX) was closed. As a result of this transaction, EEX was relieved of approximately $140 million of its $370 million capital and operating lease obligations on the project, as well as a proportionate share of any future capital expenditure requirements on the project. In addition, EEX received cash at closing and future work commitments from Mobil. EEX remains the operator of the project. Production on the Garden Banks project is expected to commence in the third quarter of this year.

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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto daily authorized.

                                   Enserch Exploration, Inc.



Dated: August 16, 1995             By:  /s/ J. W. Pinkerton
                                        --------------------------
                                        J. W. Pinkerton,
                                        Vice President